UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 8, 2013

Rose Rock Midstream, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136-4216
(Address of principal executive offices)

(918) 524-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 8, 2013, Rose Rock Midstream, L.P. (the “Company”) issued a press release announcing second quarter 2013 results. A copy of the press release dated August 8, 2013, is attached as Exhibit 99.1 to this Form 8-K.
This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
Investors and others should note that the Company announces material company information using its investor relations website (ir.rrmidstream.com), SEC filings, press releases, public conference calls and webcasts. Information about the Company, its business and its results of operations may also be announced by posts on the following social media channels:

•	the Company’s Twitter account (twitter.com/RoseRock)

•	the Company’s LinkedIn account (linkedin.com/company/rose-rock-midstream)

The information that the Company posts on these social media channels could be deemed to be material information. As a result, the Company encourages investors, the media and others interested in the Company to review the information that it posts on these social media channels. These channels may be updated from time to time on the Company’s investor relations website.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated August 8, 2013, issued by Rose Rock Midstream, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROSE ROCK MIDSTREAM, L.P.

By:     Rose Rock Midstream GP, LLC
its general partner

Date: August 8, 2013
By:     /s/ Robert N. Fitzgerald_________________
Robert N. Fitzgerald
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated August 8, 2013, issued by Rose Rock Midstream, L.P.

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